Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal First Quarter 2022
Financial Results and Provides Business Update

Strong balance sheet with $65.4 million in cash and cash equivalents as of December 31, 2021 and no debt

Topline results of Pivotal Phase 3 trial in cancer immunotherapy I/ONTAK for the treatment of cutaneous T-cell lymphoma expected 1H 2022; BLA submission planned for 2H 2022

Mino-Lok® Phase 3 trial progressed despite Covid-19-related recruitment challenges

CRANFORD, N.J., February 10, 2022 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infective products in adjunct cancer care, unique prescription products, and stem cell therapies, today reported business and financial results for the first fiscal quarter of 2022 ended December 31, 2021.

Fiscal Q1 2022 Business Highlights and Subsequent Developments

-	Pivotal Phase 3 trial of I/ONTAK (E7777) completed in December 2021 with topline results anticipated in the first half of 2022 and a biologics license application (BLA) submission planned in the second half of 2022;

-	Mino-Lok® Phase 3 trial completion anticipated in 2022; and,

-	Regulatory, manufacturing, clinical and commercial capabilities expanded to support late-stage pipeline with the addition of seasoned executives with extensive pharmaceutical industry experience:

◌	Catherine Kessler MS – EVP, Regulatory Affairs

◌	Kelly Creighton, PhD – EVP, Chemistry, Manufacturing and Controls

◌	Kevin Carey – VP, Program Management

◌	Preeti Singh, MD – Medical Director

Financial Highlights

-	Cash and cash equivalents of $65.4 million as of December 31, 2021;

-	R&D expenses were $5.5 million for the first quarter ended December 31, 2021, compared to $6.2 million for the first quarter ended December 31, 2020;

-	G&A expenses were $2.9 million for the first quarter ended December 31, 2021, compared to $1.7 million for the first quarter ended December 31, 2020;

-	Stock-based compensation expense was $0.9 million for the first quarter ended December 31, 2021, compared to $0.3 million for the first quarter ended December 31, 2020; and,

-	Net loss was $9.2 million, or ($0.06) per share for the first quarter ended December 31, 2021, compared to a net loss of $8.1 million, or ($0.15) per share for the first quarter ended December 31, 2020.

“We anticipate 2022 will be a year of important catalysts for Citius. The timeline for the I/ONTAK program remains on track, with topline results anticipated in the first half of 2022, followed by a planned BLA filing in the second half of the year. Moreover, the FDA confirmed that no pediatric study will be required for I/ONTAK, further de-risking this asset,” stated Myron Holubiak, President and Chief Executive Officer of Citius Pharmaceuticals.

“Covid-19 continues to pose a challenge to the Mino-Lok® Phase 3 trial. We remain committed to completing the trial this year and believe we are well-positioned to continue our efforts as Covid-19 infections and hospitalizations subside, restrictions are lifted and the overall environment for clinical trials improves. These efforts include active engagement with our existing sites, and evaluation of additional trial sites. We continue to believe that there is a significant unmet medical need to salvage catheters so that critically ill patients need not undergo the painful and costly removal and replacement of a central venous line. Our primary focus remains to execute a plan that ensures we have a robust dataset that maximizes the potential success of Mino-Lok®,” added Mr. Holubiak.

“To further support the launch of our two late-stage product candidates, I/ONTAK and Mino-Lok®, if approved, and to advance our other pipeline programs, we have added several key regulatory, clinical, commercial and manufacturing industry veterans to our team. Their expertise will help propel our activities to bring these important products to market, and our strong balance sheet continues to support these efforts. We look forward to sharing our value-creating milestones with our stakeholders in the coming months,” concluded Mr. Holubiak.

Key Recent Hires

Catherine Kessler, MS – EVP, Regulatory Affairs

Ms. Kessler is a well-respected biotech executive with more than 25 years of experience in the pharmaceutical industry, including 20 years of experience in regulatory affairs and 16 years of expertise in managing regulatory affairs and operations activities supporting early and late-stage product development in multiple therapeutic areas. She has prepared regulatory submissions for the US FDA, EMEA and other regulatory authorities for investigational drugs. Catherine’s deep expertise in developing regulatory paths to market for unique investigational products, engaging health authorities through complex stages of clinical development, tactical aspects of regulatory applications, and efficient resourcing of application-related activities will allow her to successfully chart the regulatory paths for each of the pipeline programs at Citius.

Kelly Creighton, PhD – EVP, Chemistry, Manufacturing and Controls

Mr. Creighton is a senior regulatory affairs and quality assurance expert with nearly two decades of experience in biopharmaceuticals, pharmaceuticals, advanced therapies, including gene and cellular therapies, and combination products. He joined Citius from Clinipace Worldwide, a leading global contract research organization. As head of global CMC regulatory activities for investigational products, he has led teams throughout North America, Europe and the Asia Pacific region overseeing submissions and negotiations with regulatory authorities, as well as biosafety and environmental agencies in each of these regions. Kelly has directed the implementation of multiple CMC development plans including: contract manufacturing organization selection, product manufacturing, analytical development, product characterization, specification establishment, container closure systems and stability requirements. Twenty products for which he prepared regulatory marketing applications (NDAs, ANDAs, and BLAs) were approved in the US and EU.

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Kevin Carey – VP, Program Management

Mr. Carey is a seasoned pharmaceutical executive with more than 20 years of experience in complex global pharmaceutical project management, and more than 10 years of experience in combination drug/device development. Kevin has managed all phases of the pharmaceutical drug development lifecycle including discovery and development, preclinical research, clinical research, and FDA drug review and approval, including seven NDA submissions and approvals throughout his career. Mr. Carey joined Citius from Dr. Reddy’s Laboratories where he was a Senior Director and head of the Program and Alliance Management Office, and was integral to the I/ONTAK (E7777) program.

Preeti Singh, MD – Medical Director

Dr. Singh is an accomplished clinical strategy and development leader with more than a decade of experience in drug development from proof-of-concept studies to Phase 3 trials and life cycle management in the areas of oncology, dermatology, neurology, and pediatric and adult gastroenterology. She brings diverse and well-rounded experience in medical affairs, drug commercialization and strategy, with extensive knowledge of new drug approval and regulatory compliance, to the newly formed role at Citius. Dr. Singh joined Citius from Dr. Reddy’s Laboratories where she was the Subject Matter Expert on I/ONTAK (E7777).

FIRST QUARTER ENDED DECEMBER 31, 2021 Financial Results:

Liquidity

As of December 31, 2021, the Company had $65.4 million in cash and cash equivalents and no debt.

As of December 31, 2021, the Company had 146,012,169 common shares issued and outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through March 2023.

Research and Development (R&D) Expenses

R&D expenses were $5.5 million for the fiscal quarter ended December 31, 2021, compared to $6.2 million for the fiscal quarter ended December 31, 2020. The decrease of $0.7 million is primarily due to a $4.8 million decrease in research and development expenses related to our proposed novel cellular therapy for ARDS offset by increases in R&D expenses related to I/ONTAK, Mino-Lok®, Halo-Lido and Mino-Wrap. During the three months ended December 31, 2020, we expensed a $5,000,000 license fee paid to Novellus.

We expect that research and development expenses will increase in fiscal 2022 as we continue to focus on our Phase 3 trials for Mino-Lok® and I/ONTAK, progress the Halo-Lido product candidate, and continue our research and development efforts related to ARDS and Mino-Wrap.

General and Administrative (G&A) Expenses

G&A expenses were $2.9 million for the fiscal quarter ended December 31, 2021, compared to $1.7 million for the fiscal quarter ended December 31, 2020. The increase of $1.2 million is primarily due to costs associated with additional compensation costs for new employees and performance bonuses. General and administrative expenses consist primarily of compensation costs, professional fees related to our capital raising activities, corporate development services, and investor relations.

Stock-based Compensation Expense

For the fiscal quarter ended December 31, 2021, stock-based compensation expense was $0.9 million as compared to $0.3 million for the prior year period. The increase primarily reflects expenses related to new grants made by Citius to employees, directors and consultants.

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Net loss

Net loss was $9.2 million, or ($0.06) per share for the fiscal quarter ended December 31, 2021, compared to a net loss of $8.1 million, or ($0.15) per share for the fiscal quarter ended December 31, 2020. The increase in net loss is primarily due an increase in general and administrative expenses.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company has two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections (CRBSIs), which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma (CTCL), which has completed subject treatment in its Pivotal Phase 3 trial. Mino-Lok® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA). I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and peripheral T-cell lymphoma (PTCL). Through its subsidiary, NoveCite, Inc., Citius is developing a novel proprietary mesenchymal stem cell treatment derived from induced pluripotent stem cells (iPSCs) for acute respiratory conditions, with a near-term focus on acute respiratory distress syndrome (ARDS). For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “believe,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; our dependence on third-party suppliers; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to commercialize our products if approved by the FDA; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2021, filed with the SEC on December 15, 2021 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Ilanit Allen

Vice President, Corporate Communications and Investor Relations

T: 908-967-6677 x113

E: iallen@citiuspharma.com

-- Financial Tables Follow –

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CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2021	2021
ASSETS
Current Assets:
Cash and cash equivalents	$65,421,424	$70,072,946
Prepaid expenses	2,523,552	2,741,404
Total Current Assets	67,944,976	72,814,350

Property and equipment, net	6,293	7,023

Operating lease right-of-use asset, net	779,949	822,828

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$137,516,076	$142,429,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,789,203	$1,277,095
Accrued expenses	3,136,609	621,960
Accrued compensation	2,233,690	1,906,000
Operating lease liability	182,028	177,237
Total Current Liabilities	7,341,530	3,982,292

Deferred tax liability	4,985,800	4,985,800
Operating lease liability – non current	630,745	678,234
Total Liabilities	12,958,075	9,646,326

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 146,029,630 and 145,979,429 shares issued and outstanding at December 31, 2021 and September 30, 2021, respectively	146,029	145,979
Additional paid-in capital	229,084,633	228,084,195
Accumulated deficit	(105,273,041)	(96,047,821)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	123,957,621	132,182,353
Non-controlling interest	600,380	600,380
Total Equity	124,558,001	132,782,733

Total Liabilities and Equity	$137,516,076	$142,429,059

See notes to unaudited condensed consolidated financial statements.

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CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2021	2020
Revenues	$—	$—

Operating Expenses
Research and development	5,457,849	6,191,179
General and administrative	2,896,749	1,688,664
Stock-based compensation – general and administrative	904,604	276,582
Total Operating Expenses	9,259,202	8,156,425

Operating Loss	(9,259,202)	(8,156,425)

Other Income (Expense)
Interest income	33,982	13,484
Interest expense	—	(3,968)
Total Other Income, Net	33,982	9,516

Net Loss	(9,225,220)	$(8,146,909)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.06)	$(0.15)

Weighted Average Common Shares Outstanding
Basic and diluted	146,012,169	55,576,996

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CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND 2020

(Unaudited)

	2021	2020
Cash Flows From Operating Activities:
Net loss	$(9,225,220)	$(8,146,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	904,604	276,582
Issuance of common stock for services	95,884	—
Amortization of operating lease right-of-use asset	42,879	39,671
Depreciation	730	153
Changes in operating assets and liabilities:
Prepaid expenses	217,852	(1,161,066)
Deposits	—	19,031
Accounts payable	512,108	(872,060)
Accrued expenses	2,514,649	88,442
Accrued compensation	327,690	225,875
Accrued interest	—	3,968
Operating lease liability	(42,698)	(38,272)
Net Cash Used In Operating Activities	(4,651,522)	(9,564,585)

Cash Flows From Financing Activities:
Proceeds from sale of NoveCite, Inc. common stock	—	500
Net Cash Provided By Financing Activities	—	500

Net Change in Cash and Cash Equivalents	(4,651,522)	(9,564,085)
Cash and Cash Equivalents - Beginning of Period	70,072,946	13,859,748
Cash and Cash Equivalents - End of Period	$65,421,424	$4,295,663

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